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                                          CITIZENS FIRST BANCORP, INC. AND SUBSIDIARY                                   Exhibit 11
                                                   COMPUTATION OF PER SHARE INCOME

   Income                                                             1993         1992         1991            1990          1989
   Income (loss) before extraordinary credit and cumulative
      effect of change in accounting principle                 $29,139,000   $6,236,000   $2,956,000   $(102,366,000)  $37,190,000
   Less:  Preferred cash dividends                                 174,000      175,000      175,000         178,000       198,000

1. Amount applicable to common shares - primary                $28,965,000   $6,061,000   $2,781,000   $(102,544,000)  $36,992,000

   Income (loss) before extraordinary credit and cumulative
      effect of change in accounting principle                 $29,139,000   $6,236,000   $2,956,000   $(102,366,000)  $37,190,000
   Plus:  Interest on convertible debentures, net of
      federal income tax                                           846,000      846,000      846,000         869,000       884,000

2. Amount applicable to common shares - fully diluted          $29,985,000   $7,082,000   $3,802,000   $(101,497,000)  $38,074,000

   Net income (loss)                                           $36,307,000   $9,472,000   $2,956,000   $(102,366,000)  $37,190,000
   Less: Preferred cash dividends                                  174,000      175,000      175,000         178,000       198,000

3. Amount applicable to common shares - primary                $36,133,000   $9,297,000   $2,781,000   $(102,544,000)  $36,992,000

   Net income (loss)                                           $36,307,000   $9,472,000   $2,956,000   $(102,366,000)  $37,190,000
   Plus: Interest on convertible debentures, net of
      federal income tax                                           846,000      846,000      846,000         869,000       884,000

4. Amount applicable to common shares - fully diluted          $37,153,000  $10,318,000   $3,802,000   $(101,497,000)  $38,074,000

   Number of shares
   Weighted average common shares issued                        49,980,109   28,952,130   21,571,477      21,510,780    21,171,560
   Less:  Average shares held in the treasury                      146,690      146,690      189,249         277,634             -
   Weighted average common shares outstanding                   49,833,419   28,805,440   21,382,228      21,233,146    21,171,560
   Plus: Average common share equivalent - primary                 287,713        8,566            -               -       261,928

5. Average primary shares                                       50,121,132   28,814,006   21,382,228      21,233,146    21,433,488
   Plus: Average debentures converted to common shares           1,863,591    1,496,180    1,305,154       1,343,258     1,364,261
   Plus: Average preferred converted to common shares              611,729      516,232      464,947         475,403       533,631
   Plus: Average common share equivalent - fully diluted            28,550            -            -               -             -

6. Average fully diluted shares                                 52,625,002   30,826,418   23,152,329      23,051,807    23,331,380

   Income (loss) per common share
   Primary
      Income (loss) before extraordinary credit and
         cumulative effect of change in accounting
         principle (line 1 divided by line 5)                         $.58         $.21         $.13          $(4.83)        $1.73
      Net income (loss) (line 3  divided by line 5)                    .72          .32          .13           (4.83)         1.73
   Fully diluted
      Income (loss) before extraordinary credit and
         cumulative effect of change in accounting
         principle (line 2 divided by line 6)                          .57          .21 *        .13 *         (4.83)         1.63
      Net income (loss) (line 4 divided by line 6)                     .71          .32 *        .13 *         (4.83)         1.63
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* Convertible securities have no dilutive effect.
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